Exhibit 10.9
                                                    Amended as of June 28, 2005
                                            Further amended as of June 17, 2008

                           AMERICAN BANK OF NEW JERSEY

                   DIRECTORS CONSULTATION AND RETIREMENT PLAN

                             AS AMENDED AND RESTATED

     WHEREAS, American Bank of New Jersey, Bloomfield, New Jersey (the "Bank") previously implemented a Directors Consultation and Retirement Plan ("Plan") to reward the years of extensive service provided by the current members of the Board of Directors and to continue to attract and to retain the best talent available to serve on its Board of Directors; and

     WHEREAS, the corporate structure of the Bank has changed since the initial implementation of such Plan to include the holding company for the Bank ("American Bancorp of New Jersey, Inc." or the "Company") and the directors of the Bank also serve as directors of the Company and receive compensation for such services; and

     WHEREAS, the Board of Directors of the Bank has determined that it is appropriate and advisable that the compensation paid by the Company to its directors also be considered in determining benefits under the Plan; and

     WHEREAS, the Board of Directors of the Bank has determined such program may best be accomplished by having the Bank sponsor such a retirement plan, with benefits to be based upon annual retainers and regular Board meeting fees paid by the Bank and the Company and with the applicable costs of such a program and benefits thereunder to be allocated to the Company and the Bank; and

     WHEREAS, the Plan must be further amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW THEREFORE, BE IT RESOLVED that the Plan, as previously approved and amended by the Bank, be approved, amended and restated by the Bank and adopted and approved by the Company as of June 17, 2008, as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

     "Beneficiary" means the surviving spouse of the Participant (if any) as of the date of death of such Participant, and shall specifically include the Participant's estate, should the Participant have no surviving spouse. The term Beneficiary shall also specifically include the estate of a Participant's spouse, if such spouse shall survive the Participant.

     "Board" means the Board of Directors of the Bank or the Company, as constituted from time to time, and successors thereto.

     "Change in Control" means: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company or the Bank; (ii) the execution of an agreement for a merger or recapitalization of the Company or the Bank or any merger or recapitalization whereby the Company or the Bank is not the surviving entity; (iii) a change of control of the Company or the Bank, as otherwise defined or determined by the Office of Thrift Supervision, or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in
Section 13(d) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or the Bank by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of the Company or the Bank stock, or the purchase of shares of up to 25% of any class of securities of the Company or the Bank by a tax-qualified employee stock benefit plan. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Effective January 1, 2008, no transaction or event shall be considered a Change in Control unless such transaction or event also qualifies as a change in the ownership or effective control, or a change in the ownership of a substantial portion of the assets of, the Company or a related corporation, within the meaning of Section 409A.

     "Committee"   means  the   Compensation   Committee  of  the  Bank  or  the
administrative committee as appointed by the Board pursuant to Section 6.11 herein.

     "Company" means American Bancorp of New Jersey, Inc. and any successor entity or any future parent corporation of the Bank.

     "Director" means a member of the Board of the Bank or the Company who is not otherwise an employee of the Bank or the Company, or any parent or subsidiary thereof.

     "Disability" means a mental or physical disability as defined under Section 409A.

     "Effective Date" means August 27, 1996, with such amendments as contained herein.

     "Participant" means a Director serving on or after the Effective Date and electing to participate in the Plan. A Director's participation in the Plan shall continue as long as he or she fulfills all the requirements for participation subject to the right of termination, amendment, and modification of the Plan set forth herein. A Director who previously served as an employee of the Bank and upon retirement as an employee was eligible to receive future retirement benefits under a defined benefit pension plan or a supplemental retirement plan, executive salary continuation agreement or similar deferred compensation arrangement maintained by the Bank shall not be eligible to be a Participant in this Plan.

     "Plan" means the American Bank of New Jersey Directors Consultation and Retirement Plan as set forth herein, and as may be amended from time to time by the Board.

     "Retirement Benefit Amount" means the benefit payable under the Plan in accordance with Section 2.4 herein.

     "Retirement  Date" means the date of  termination  of service as a Director

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

following a Participant's completion of not less than 12 years of service as a Director, or not less than six years of service following a Change in Control; provided, however, the Retirement Date with regard to Directors serving as of the Effective Date who have completed not less than five years of service as of the Effective Date shall be the date of termination of service as a Director without regard to the 12 years of service requirement. Upon death or Disability, a Director shall be deemed to have terminated service as of such date. A Director may attain the Retirement Date for Service completed at one corporate entity and not yet meet the requirements for the Retirement Date for another corporate entity. For purposes of this Plan, effective January 1, 2005, the phrases "termination of service" and "termination from service" shall have the same meaning as "separation from service", as that phrase is defined in Section 409A, taking into account all rules and presumptions provided for therein. No termination of service or termination from service shall be considered to have occurred unless it also qualifies as a separation from service, as herein defined.

     "Bank" means American Bank of New Jersey, Bloomfield, New Jersey, or any predecessor or successor thereto.

     "Section 409A" means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.

     "Service" means all years of Service as a member of the Board and all predecessor entities; provided, however, Service with "predecessor entities" refers only to predecessors of the Bank prior to the Effective Date. A year of Service shall consist of twelve consecutive months of Service. In calculating the Retirement Benefit Amount for Service to the Company and the Bank, years of Service may differ based upon actual Service as a member of the Board of the Company and the Bank.

                                   ARTICLE II

                                    BENEFITS

     2.1 Retirement. Upon a Participant's termination from service as a Director of the Bank and the Company on or after his or her applicable Retirement Date for such corporate entity, the Bank shall pay to the Participant the Retirement Benefit Amount, as described and in the amount set forth at Article II, Section 2.4; provided that such payments shall not commence prior to such Director's attainment of age 65, except in accordance with Sections 2.2, 2.3 or 2.5 herein. Payment of such Retirement Benefit Amount shall begin on the first business day of the month immediately following a Participant's Retirement Date or the first business day of the month immediately following such Participant's attainment of age 65, if later. The Retirement Benefit Amount will continue to be paid on the first business day of each subsequent month until all scheduled payments are made to the Participant or the Beneficiary. Except as provided at Article II, Sections 2.2, 2.3, and 2.5 herein, upon a Participant's termination from service as a Director prior to his or her Retirement Date, the Bank and the Company shall have no financial obligations to the Participant under the Plan.

     2.2 Change in Control.

          (a) Benefits payable to a Participant that has terminated from service as a Director prior to the date of a Change in Control shall nevertheless remain payable thereafter without regard to such Change in Control. However, upon a Change in Control, all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and 2.5 of the Plan, shall be made in a lump sum payment equal to the

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
present value of all future benefits payable to such Participant as soon as administratively feasible as of or immediately following such Change in Control, but in no event later than the earlier of the end of the year in which the Change in Control occurs, or if later, the 15th day of the third month following the date the Change in Control occurred. The interest rate in effect for a 3 year U.S. Treasury Note on the date of the lump sum payment as reported in the Wall Street Journal shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.

          (b) A Participant that has not terminated from service as a Director prior to the date of a Change in Control who as of the date of such Change in Control has reached such Retirement Date shall be immediately eligible to receive the Retirement Benefit Amount specified at Section 2.4 herein without regard to the actual termination of Service as a Director or the age of such Director at such time. Such Retirement Benefit Amount shall be paid in the form of a lump sum payment equal to the present value of the Retirement Benefit
Amount payable under Section 2.4 discounted as provided at Section 2.2(a). Payment of the lump sum amount shall be made to the Participant as soon as practicable as of or immediately following such Change in Control, but in no event later than the earlier of the end of the year in which the Change in Control occurs, or if later, the 15th day of the third month following date the Change in Control occurred.

     2.3 Total and Permanent Disability. In the event of the Disability of a Participant on or after the Retirement Date who as of the date of Disability otherwise meets the requirements set forth at Section 2.1 without regard to the age of such Director, such Participant will be paid the Retirement Benefit Amount specified at Article II, Section 2.4. Payment of such benefits shall commence on the first business day of the month immediately following the Bank's receipt of a certification of such Participant's Disability.

     2.4 Level of Benefit Payments. A Participant who retires as a Director on or after his or her Retirement Date in accordance with Sections 2.1, 2.2, 2.3 or
2.5 herein, and who enters into an agreement to be a consulting director of the Bank and the Company in accordance with Section 2.6 hereinafter shall receive the Retirement Benefit Amount set forth as follows:

               The Retirement Benefit Amount shall be equal to a monthly payment for a period of the life of the Participant, but in no event for a period of less than 144 consecutive calendar months, equal to the product of (.08333333) times 100% of the highest aggregate annual fees paid to a Participant during the most recently completed three calendar year periods ending on or before such Participant's Retirement Date; provided that annual fees paid for purposes of computation of the Retirement Benefit Amount shall include retainer fees and fees paid for regular Board meetings attended (and excluding payment of fees for Special Meetings and Committee meetings) by the Bank and the Company.

     2.5 Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining monthly payments to be made under the Plan (if any) shall be paid to the Beneficiary after the Participant's death. Such remaining payments shall be made until the total number of monthly payments made directly to such Participant plus the number of monthly payments made to such Beneficiary shall equal a total of 144 monthly payments. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death who as of the date of death otherwise meets the requirements set forth at Section 2.1, the Bank shall pay to the Beneficiary the Retirement Benefit Amount set forth at Article II, Section
2.4 for a  period  of 144  monthly  payments.  If a  Beneficiary  dies  prior to

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
receiving all payments of the Retirement Benefit Amount, then the remaining monthly payments will continue to be paid to the Beneficiary's estate, and all obligations of the Bank and the Company under the Plan shall cease to exist with respect to such Beneficiary only after all such payments have been made.

     2.6 Notice of Retirement. A director electing to participate in the Plan shall deliver written notice ("Notice") to the Board not less than thirty days prior to the actual Retirement Date that such Director elects to participate in the Plan. Such Notice, in a form similar to that contained at Schedule A hereto, shall specify the date of such retirement from the Board as a Director and the Participant's availability as a Consulting Director. A Participant who terminates service as a Director upon death, Disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

     2.7 Delay of Payments. In the event the Director is a "specified employee" as defined in Section 409A at the time of his termination from service, then payments to the Director shall not commence until six months after the Directors's termination from service, or his death if earlier. Any payments that are delayed because of the preceding sentence shall be accumulated without interest and paid to the Director or his Beneficiary as soon as practicable after the end of the six-month period.

                                   ARTICLE III

                         TRUST/NON-FUNDED STATUS OF PLAN

     3.1 Trust/Non Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank, the Company and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Bank. No person other than the Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments under the Plan, such rights shall be no greater than the right of any unsecured general creditor.

                                   ARTICLE IV

                                     VESTING

     4.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to a Participant meeting the requirements set forth at Sections 2.1, 2.2, 2.3 and 2.5 herein. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Sections 2.1, 2.2, 2.3 or 2.5 herein. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.

                                    ARTICLE V

                                   TERMINATION

     5.1  Termination.   All  the  rights  of  a  Participant   shall  terminate

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
immediately upon the Participant ceasing to be in the active service of the Bank or the Company prior to the time that benefits payable under the Plan shall be deemed to be 100% vested and non-forfeitable in accordance with Article IV. At the sole discretion of the Committee, a leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section 5.1.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Other Benefits. Nothing in this Plan shall diminish or impair a Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Bank or the Company now or hereinafter in effect.

     6.2 No Effect on Employment or Service. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Bank or the Company any right to be retained in the employment or service of the Bank or the Company, or to interfere with the right of the Bank or the Company to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

     6.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

     6.4 Modifications. The Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. The Bank shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan. Notwithstanding the foregoing, the Plan may not be terminated unless the termination complies with the applicable requirements of Section 409A.

     6.5 Arbitration. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Bank, unless otherwise mutually agreed to by the Participant and the Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     6.6 Limitation. No rights of any Participant are assignable by any Participant or Beneficiary, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant or Beneficiary hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or Beneficiary. Further, a Participant's rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant or Beneficiary shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Bank pursuant to the unsecured promise of the Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant or Beneficiary. No Participant or Beneficiary shall

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

have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Bank to provide benefits under this Plan.

     6.7 ERISA and IRS Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Code.

     6.8 Regulatory Matters.

          (a) The Participant or Beneficiary shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

          (b) Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and 12 CFR 563.39 and any regulations promulgated thereunder.

     6.9 Incompetency. If the Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Bank under the Plan.

     6.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder shall be binding and conclusive on all persons for all purposes. Directors of the Bank or the Company shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

     6.11 Plan Administration. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

     6.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, except to the extent that federal law shall be deemed to apply.

     6.13 Section 409A.  The Plan shall be  administered  and  interpreted  in a

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
manner consistent with Section 409A.

     6.14 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Bank, and unless clearly inapplicable, reference herein to the Bank shall be deemed to include any successor or successors of the Bank.

     6.15 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Bank and any Participants hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Bank and the Company have caused the Plan to be executed by its duly authorized officer.

                                             American Bank of New Jersey

6/19/2008                           By:      /s/ W. George Parker
-----------------------------                ----------------------------------
Date
                                    Title:   Chairman of the Board of Directors



6/19/2008                                   /s/ Kathleen Walsh
-----------------------------                ----------------------------------
Date                                        Witness






                                            American Bancorp of New Jersey, Inc.


6/19/2008                           By:      /s/ W. George Parker
----------------------------                 ----------------------------------
Date
                                    Title:   Chairman of the Board of Directors


6/19/2008                                    /s/ Kathleen Walsh
-----------------------------                ----------------------------------
Date                                         Witness

                                   SCHEDULE A

                           AMERICAN BANK OF NEW JERSEY
                             BLOOMFIELD, NEW JERSEY

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                   DIRECTORS' CONSULTATION AND RETIREMENT PLAN

                     NOTICE OF RETIREMENT AND PARTICIPATION

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     WHEREAS, the Board of Directors of American Bank of New Jersey, Bloomfield,
New Jersey ("Bank") has previously adopted the American Bank of New Jersey Directors Consultation and Retirement Plan ("Plan"); and

     WHEREAS, upon retirement as a Director, I am eligible to elect to participate in the Plan.

     My signature below hereby evidences my request to the Bank of my election to participate in the Plan, as follows:

1. This election to participate in the Plan is being delivered to the Bank effective ---------------------------;

2. I hereby resign as a director of both the Bank and the Company as of ___________________________ ("Retirement Date");

3. Upon retirement from the Board as of the Retirement Date, I shall be appointed as a Consulting Director to the Bank and the Company and shall be available to advise the Bank and the Company from time to time on business and community relations matters as may be requested;

4. As a Consulting Director, I will not have any specific duties or responsibilities, except as may be specifically requested from time to time by the Board;

5. Compensation as a Consulting Director shall be as specified at Article II of the Plan as a consulting retainer and retirement benefit;

6. Any benefits payable in accordance with the Plan on or after my death shall be payable to my spouse if then living, and my spouse's estate thereafter. If my spouse should predecease me, then upon my death, all remaining benefit payments shall be payable to my estate;

7. I understand that the above listed items constitute the only benefits that shall be delivered to me as a Participant in the Plan as further detailed in the Plan.

Entered into on such date as noted below:





Accepted:         ___________________________________        __________________
                  Retiring Director                           Date



Accepted:         ___________________________________        __________________
                  For the Bank                                Date



Accepted:         ___________________________________        __________________
                  For the Company                             Date



                                      A-2